EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

PRGX Global, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-134698, No. 333-171986 and No. 333-185027) and Form S-8 (File No. 333-153837, No. 333-64125, No. 333-08707, No. 333-30885, No. 333-61578, No. 333-81168, No. 333-100817, No. 333-137438, No. 333-170809 and No. 333-189010) of PRGX Global, Inc. and subsidiaries of our reports dated March 14, 2014, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of PRGX Global, Inc. and subsidiaries' internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP
Atlanta, Georgia
March 14, 2014